PROSPECTUS SUPPLEMENT NO. 2	Filed Pursuant to Rule 424(b)(3)
(to prospectus dated July 1, 2021)	Registration No. 333-257423

PURECYCLE TECHNOLOGIES, INC.

18,177,703 Shares

Common Stock

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated July 1, 2021 (as supplemented or amended from time to time, the “Prospectus”), with the information contained in our Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (“SEC”) on August 12, 2021 (the “Form 8-K”). Accordingly, we have attached the Form 8-K to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of 5,936,625 shares of our common stock, par value $0.001 per share (“Common Stock”), that may be issued upon exercise of the Company Warrants (as defined in the Prospectus).

The Prospectus and prospectus supplement also relate to the offer and sale from time to time by the selling stockholders named in the Prospectus or their permitted transferees (collectively, the “Selling Stockholders”) of up to 12,241,078 shares of Common Stock, which includes (i) 8,903,842 shares of Common Stock that may be issued upon conversion of the Convertible Notes (as defined in the Prospectus) currently outstanding as of the most recent interest payment date, (ii) up to 951,360 additional shares of Common Stock issuable upon conversion of the Convertible Notes assuming all remaining interest payments are made to holders of the Convertible Notes entirely in kind and the maturity date of the Convertible Notes is extended through April 15, 2023 (from October 15, 2022) at our election with respect to 50% of the amount outstanding under the Convertible Notes at October 15, 2022 and (iii) up to 2,385,876 shares of Common Stock held by certain initial stockholders named therein (including the shares of our Common Stock that may be issued upon conversion of the Company Warrants held by such initial stockholders).

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Common Stock, warrants and units are listed on The Nasdaq Capital Market under the symbols “PCT,” “PCTTW” and “PCTTU,” respectively. On August 12, 2021, the closing price of our Common Stock was $15.94 per share.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 14 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 13, 2021.

united states

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021

PURECYCLE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40234	86-2293091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Hazeltine National Drive, Suite 650 Orlando, Florida	32822
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Capital Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Capital Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 12, 2021, PureCycle Technologies, Inc. (the “Company”), issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the Company’s financial results for the second quarter of 2021 and certain other information.

The information contained in Item 7.01 concerning the presentation to Company’s investors is hereby incorporated into this Item 2.02 by reference.

Item 7.01. Regulation FD Disclosure.

The slide presentation attached hereto as Exhibit 99.2, and incorporated herein by reference, will be presented to certain investors of the Company on August 12, 2021 and may be used by the Company in various other presentations to investors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release by PureCycle Technologies, Inc. on August 12, 2021 of second quarter 2021 financial results.

99.2	PureCycle Technologies, Inc. presentation to investors.

104.1	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURECYCLE TECHNOLOGIES, INC.

By: /s/ Brad S. Kalter
Name: Brad S. Kalter
Title: General Counsel and Corporate Secretary

Date: August 12, 2021

Exhibit 99.1

NEWS RELEASE

PureCycle Technologies Provides Second Quarter 2021 Update

- Announced location of Plant 2, the first cluster facility, in Augusta, GA

- Plant 1, the first manufacturing plant in Ironton, OH, remains on cost and schedule; Expect modular construction to begin in the third quarter of 2021

- Engaged in active negotiations for over 300 million pounds of feedstock

- Total liquidity of $539.0 million, including $238.1 million of unrestricted cash and investments and $300.9 million of restricted cash, at quarter-end June 30, 2021

(ORLANDO, Florida – August 12, 2021) – PureCycle Technologies, Inc. ("PureCycle” or “the Company") (NASDAQ: PCT), a company focused on polypropylene recycling, today announced a corporate update and financial results for the second quarter ending June 30, 2021.

Management Commentary

“We continue to execute against our strategic objectives since our first quarter update call. PureCycle has announced the site location for Plant 2, our first cluster facility, in Augusta, Georgia, a selection based on the culmination of a comprehensive process. We are also executing on our plan for Plant 1 in Ironton, Ohio as cost and schedules remain on track," said Mike Otworth, PureCycle's Chairman and Chief Executive Officer. “We also made considerable advancements in our feedstock procurement strategy. Commercially, we are seeing a robust pipeline of demand with additional offtake agreements expected to close during the third quarter and are progressing strategic partnerships in response to Asia’s strong demand for PureCycle’s purification technology. PureCycle has secured the capacity required to scale, is actively negotiating 300 million pounds of feedstock, and has validated our Feedstock+ pricing model for our next plant in Augusta. The bottom line is, PureCycle is on track and well positioned for success. We look forward to providing updates on our progress in the second half of 2021.”

Operational Update

The Company’s Plant 1 in Ironton, Ohio remains on cost and schedule, while equipment is currently arriving on site. Module construction is expected to begin in the third quarter of 2021. PureCycle continues to expect commissioning of Plant 1 in the fourth quarter of 2022 with total installed capacity of 107 million pounds.

PureCycle announced the Company secured the site location for Plant 2 in Augusta, Georgia on July 29, 2021 following an extensive and comprehensive evaluation of more than 50 sites across the Southeast, Central and Eastern United States. Ultimately, the Southeast was targeted given its ideal location for access to feedstock and multiple ports creating numerous options exporting overseas. Augusta also provides a strong labor market, optimized infrastructure with access to electricity and natural gas at the site boundary, and an advanced supply chain with interstate and rail access to reduce transportation costs.

The Augusta cluster facility is designed to ultimately produce up to 650 million pounds annually per year across 5 processing lines. The long lead equipment procurement efforts for the first line have begun with initial purchases expected to occur in the third quarter of 2021. The engineering design is expected to be completed in the fourth quarter of 2021 with site work expected to begin in the first quarter of 2022.

PureCycle has already started the site selection process for the second cluster facility in North America that is anticipated to provide up to 390 million pounds of annual capacity with long lead equipment purchases expected in the first half 2022. In Europe, the Company continues to progress detailed site selection activities and is finalizing its feedstock strategy and supply chain analysis. In Asia, PureCycle is working towards long term agreements in order to expand the Company’s presence in the region.

Feedstock and Commercial Update

PureCycle made significant advancements in the Company’s feedstock procurement process during the second quarter and further built out the team with a number of strategic hires. The Company began nationwide canvassing of over 150 Material Reclamation Facilities (MRFs) which led to the purchases of mixed plastic bales for evaluation and processing at the Feedstock Pre-Processing facility in Ironton. The Company is currently engaged in active negotiations for over 300 million pounds of feedstock for Plant 2 in Augusta.

PureCycle sees a robust pipeline of demand for its recycled polypropylene and the Company is seeing market acceptance of its Feedstock+ pricing model. PureCycle has allocated 40% of Plant 2 output to existing customers and expects that additional offtake agreements will close throughout the third quarter of 2021.

Liquidity and Capital Allocation

Total liquidity of $539.0 million included $238.1 million of cash, cash equivalents and debt securities available for sale and $300.9 million in restricted cash, at quarter end June 30, 2021. PureCycle had gross debt of $313.6 million as of June 30, 2021. This included $62.5 million of notes payable and accrued interest and $251.1 million of bonds payable and accrued interest.

PureCycle has disclosed an initial $440 million investment in Plant 2 to primarily fund three lines of 130mm pounds of capacity during Phase 1 of the project. We anticipate additional capital required to complete Phase 1 and Phase 2 in Augusta. As of June 30, 2021, we estimate the remaining capital to complete Plant 1 at approximately $183.9 million, which is fully funded. We currently do not anticipate any additional capital required to complete Plant 1 in Ironton.

Conference Call

The Company will hold a conference call today at 11:00 a.m. ET to provide an update on recent corporate developments, including activity from the second quarter and updated future strategic plans.

Date: Thursday, August 12, 2021
Time: 11:00 a.m. ET
Toll-free dial-in number: 1-855-940-5314
International dial-in number: 1-929-517-0418
Conference ID: 9969334

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will have a live Q&A session and be available for replay here and on the Company's website at www.purecycle.com.

A replay of the conference call will be available after 2:00 p.m. Eastern time on the same day through August 19, 2021, via the information below:

Toll-free replay number: 1-855-859-2056
International replay number: 1-404-537-3406
Replay ID: 9969334

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the anticipated benefits of the business combination, and the financial condition, results of operations, earnings outlook and prospects of PCT. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as "plan," "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of PCT and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in "Risk Factors," those discussed and identified in public filings made with the Securities and Exchange Commission (the "SEC") by PCT and the following:

•	PCT's ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT's UPRP in food grade applications (both in the United States and abroad);
•	PCT's ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the UPRP and PCT's facilities (both in the United States and abroad);
•	expectations and changes regarding PCT's strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT's ability to invest in growth initiatives;
•	PCT's ability to scale and build the Ironton, Ohio plant in a timely and cost-effective manner;

•	PCT’s ability to build its first U.S. cluster facility, located in Augusta, Georgia (the “Augusta Facility”), in a timely and cost-effective manner;
•	PCT's ability to maintain exclusivity under the P&G license (as described below);
•	the implementation, market acceptance and success of PCT's business model and growth strategy;
•	the success or profitability of PCT's offtake arrangements;
•	the ability to source feedstock with a high polypropylene content;
•	PCT's future capital requirements and sources and uses of cash;
•	PCT's ability to obtain funding for its operations and future growth;
•	developments and projections relating to PCT's competitors and industry;
•	the outcome of any legal proceedings to which PCT is, or may become a party, including recently filed securities class action cases;
•	the ability to recognize the anticipated benefits of the business combination;
•	unexpected costs related to the business combination;
•	geopolitical risk and changes in applicable laws or regulations;
•	the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors;
•	operational risk; and
•	the risk that the COVID-19 pandemic, including any variants and the efficacy and distribution of vaccines, and local, state, federal and international responses to addressing the pandemic may have an adverse effect on PCT’s business operations, as well as PCT’s financial condition and results of operations.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of PCT prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements or other matters attributable to PCT or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. Except to the extent required by applicable law or regulation, PCT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

About PureCycle Technologies

PureCycle Technologies LLC, a subsidiary of PureCycle Technologies, Inc., holds a global license to commercialize the only patented solvent-based purification recycling technology, developed by The Procter & Gamble Company for restoring waste polypropylene (PP) into virgin-like resin. The proprietary process removes color, odor and other contaminants from recycled feedstock resulting in virgin-like polypropylene suitable for any PP market. To learn more, visit purecycle.com

Company Contact:

Anna Alexopoulous Farrar
Global Communications Manager
afarrar@purecycle.com
(954) 647-7059

Investor Relations Contacts:

Georg Venturatos

Gateway Investor Relations

PCT@GatewayIR.com

(949) 574-3860

Exhibit 99.2

1 1 Second Quarter 2021 Corporate Update August 12, 2021

Forward - Looking Statements 2 Certain statements in this Presentation contain forward - looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements about the outcome of any legal proceedings to which PCT is, or may become a party, and the financial condition, results of operations, earnings outlook and prospects of PureCycle Technologies, Inc. (“PCT”). Forward - looking statements generally relate to future events or our future financial or operating performance and may refer to projections and forecasts. Forward - looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward - looking. The forward - looking statements are based on the current expectations of the management of PCT and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of this Presentation. There can be no assurance that future developments will be those that have been anticipated. These forward - looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward - looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Company’s Quarterly Report on Form 10 - Q entitled “Risk Factors,” those discussed and identified in public filings made with the SEC by PCT, and the following: PCT's ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT’s ultra - pure recycled polypropylene (“UPRP”) in food grade applications (both in the United States and abroad); PCT's ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the UPRP and PCT’s facilities (both in the United States and abroad); Expectations and changes regarding PCT’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT’s ability to invest in growth initiatives; PCT’s ability to scale and build the Ironton plant in a timely and cost - effective manner; PCT’s ability to build its first cluster facility, located in Augusta, Georgia in a timely and cost - effective manner; PCT’s ability to maintain exclusivity under The Procter & Gamble Company license; the implementation, market acceptance and success of PCT’s business model and growth strategy; the success or profitability of PCT’s offtake arrangements; the ability to source feedstock with a high polypropylene content; PCT’s future capital requirements and sources and uses of cash; PCT’s ability to obtain funding for its operations and future growth; developments and projections relating to PCT’s competitors and industry; the outcome of any legal proceedings to which PCT is, or may become a party, including recently filed securities class action cases; the ability to recognize the anticipated benefits of the Business Combination; unexpected costs related to the Business Combination; geopolitical risk and changes in applicable laws or regulations; the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors; operational risk; and the risk that the COVID - 19 pandemic, and local, state, federal and international responses to addressing the pandemic may have an adverse effect on PCT’s business operations, as well as PCT’s financial condition and results of operations. PCT specifically disclaims any obligation to update this Presentation. These forward - looking statements should not be relied upon as representing PCT’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward - looking statements.

2021 Quarter 2 Highlights

OPERATIONS 1

- Announced Plant 2 location in Augusta, GA
- Maintained Plant 1 schedule and budget
- Partnered with Emerson to advance Born Digital strategy
- Partnered with GulfSpan to secure module capacity for Augusta

FEEDSTOCK 2

- Built Feedstock R&D unit to process #3-#7 bales with advanced technologies
- Began nationwide purchases of mixed plastic bales for evaluation and processing
- Engaged in active negotiations for 300M+ pounds of feedstock

COMMERCIAL 3

- Progressed JV discussions to bring PCT capacity to Asia
- Advancing Cluster Plant sales term sheets to definitive agreements
- Broadened targeted verticals: packaging, automotive, home products, construction, and pharmaceutical

FINANCE 4

- Ended Q2 2021 with $238M in unrestricted cash and investments
- With site selection complete, evaluating financing options
- Preparing for long lead purchases in Q3 2021

OPERATIONS
FEEDSTOCK
COMMERCIAL
FINANCE

PURECYCLE
3

Q2 2021 Update on Global Priorities • North America – Ironton remains on track; Plant 2 location announced; Plant 3 site selection analysis underway • Europe – Detailed site selection activities in process ; finalizing feedstock strategy and supply chain analysis • Asia Pacific – Working towards long term agreements ; fielding additional inquiries for regional joint ventures Map:https:// www.freeworldmaps.net/ 4

On June 23, We Hosted Our Inaugural Investor Day

- **Executive Summary –** 100+ attendees across investment community and industry
- **FEU Walkthrough –** demonstrated our process in action and explained the unit operations that make up our purification process
- **Feedstock Preprocessing –** Highlighted our Preprocessing facility that uses infrared sorting and advanced water separation to characterize and optimize regional feedstock options
- **Expo –** Explained in further detail how we're executing against our strategy across construction, operations, digital, and commercial collaborations


FEU
Preprocessing
Expo

PURECYCLE
5

General Operations Update

Ironton Plant
(107M)

- Cost and schedules are on track; equipment is arriving on site
- Implemented ongoing de-risking schedule analysis
- Module construction expected to start in Q3 2021



Augusta Plant
(650M)

- Secured Augusta site; Long lead equipment procurement efforts in progress with expected purchase in Q3 2021
- Initial design expected to be complete in early Q4 2021; site work expected to start in Q1 2022
- Detailed schedule analysis underway



Cluster Plant 3
(390M)

- Location search underway
- Long lead equipment purchases expected in the first half 2022



OPERATIONS
FEEDSTOCK
COMMERCIAL
FINANCE

PURECYCLE
6

Comprehensive Selection Process for Augusta O PER A T I ON S 7 F E ED ST O C K COMMERCIAL FINANCE 50+ Sites evaluated across southeast, central and eastern United States Sites evaluated across 13 criteria: Environmental, Engineering, Supply Chain, Economic, etc. Targeted Southeast as ideal location for export and feedstock Augusta selected for strong labor market, excellent supply chain, and overall economic value

• Optimized Infrastructure – industrial park with access to electricity and natural gas at site boundary • Engineering – initial design nearing completion; permitting activities in process Augusta Delivers Strong Value and Global Reach Substation 230kV transmission lines Norfolk Southern Line O PER A T I ON S F E ED ST O C K COMMERCIAL FINANCE • Strong Labor Market – broad access to specialized skillsets with favorable economics • Ideal Community – strong local community with site located within an industrial park • Advanced Supply Chain – interstate and rail access to reduce inbound/outbound costs • Access to Feedstock – ideal location to obtain both local and region feedstock • Global Reach – Close proximity to multiple ports, including Port of Savannah 8

Q 3 Q 4 Q 2 Q 3 Q 1 Q 2 Q 4 Q 1 Q 3 Q 4 Q 1 Q 2 10 7 2 3 7 6 2 7 88 7 1 , 1 4 7 1 , 2 7 7 1 , 27 7 1 , 27 7 Plant 3 (Three Lines) Annual Line Capacity: 130M lbs Europe Annual Line Capacity: 130M lbs Progress Line Engineering Plant Build Commissioning Production Ramp 2 0 2 5 Total Installed Capacity (MM lbs/Qtr) Q 2 1 , 1 4 7 3 6 7 10 7 Q 4 20 2 1 2 0 2 2 2 0 2 3 Line 10 2 0 2 4 2020 Q 4 Q 1 Q 2 Ironton, Ohio Plant Annual Line Capacity: 107M lbs Line 1 Augusta, Georgia Plant (Five Lines) Annual Line Capacity: 130M lbs Line 2 Line 3 Line 4 Line 6 Line 8 Line 5 Line 7 Line 9 Q 1 Q 3 The Path to 1 Billion Pounds of Production in 2025 O PER A T I ON S Note:Productiontimelinesubjecttooutsidevariablesincludingsecuringdebtfinancingandsupplychaindisruptionsaffectingdeliveryoflon gle admaterials 9 F E ED ST O C K COMMERCIAL FINANCE

Development Overview: Augusta Plant, Line 1


Year
2021
2022
2023
2024
Quarter
Q2
Q3
Q4
Q1
Month
Apr
May
Jun
Jul
Aug
Sept
Oct
Nov
Dec
Jan
Feb
Mar
New Line Overview
Line Engineering
Plant Build
Commissioning
Startup and Production Ramp
Line Engineering
OSBL
ISBL
Procurement
Purchase Long Lead
Finalize Equipment Purchases
Construction
Permitting
Civil & Site Preparation
Infrastructure Build
Module Fabrication
Module Installation
Commisioning & Start Up
Commissioning
Full Circulation
Test Feedstock
Contract Feedstock
Production Ramp

OPERATIONS
FEEDSTOCK
COMMERCIAL
FINANCE

Note: Production timeline subject to outside variables including securing debt financing and supply chain disruptions affecting delivery of long lead materials

PURECYCLE
10

We are in Active Negotiations with Numerous Feedstock Suppliers for 300M+ Pounds Annually

OPERATIONS
FEEDSTOCK
COMMERCIAL
FINANCE

Post-Consumer Curbside

- Segregated bales
- Comingled bales

- **Active LOI Negotiations: 50M+ Pounds**
- Purchased various plastic bales from across the country for Feedstock Preprocessing, analysis, and continued discussions with Material Recovery Facilities (MRFs)

Post-Consumer Non-Curbside

- Targeted streams
- Circularity programs

- **Active Discussions & LOI Negotiations: 200M+ Pounds**
- Actively targeting feedstock across agricultural, automotive, and medical; joined various associations to develop circular partnerships
- Suppliers prefer partners that can manage a range of impurities

Post Industrial

- Direct from industries
- Brokered waste

- **Active Discussions: 80M+ Pounds**
- Conducting initial trials with multiple preprocessors and film producers; challenging feedstocks are priced well below market

Advocacy

- Industry representation
- New PP collection programs

- Conducted National MRF survey of more than 150 MRFs to identify MRFs best suited to provide PCT either PP bales or mixed plastic bales that can be sorted at a PCT facility

Mixed Bales



Preprocessing



PURECYCLE
11

Our Sourcing and Supply Chain Study is Creating a More Versatile Feedstock Acquisition Strategy

Study

Evaluated technologies and sourcing locations to drive purchasing strategy across each bale type.

Result

Identified supply chain efficiencies by locating pre-processing facilities closer to the source.

Path Forward

Identifying locations and required technologies to efficiently harvest PP for Augusta Plant.

PCT contracted to purchase 200MM pounds of Preprocessing capacity with delivery and operation to begin in 2022.

Engaging with industry peers in adjacent sectors to collaborate on collection.



PCT Facility
Feedstock Supplier

OPERATIONS
FEEDSTOCK
COMMERCIAL
FINANCE

PURECYCLE
12

Our Resin Delivers: Exceptional Clarity O PER A T I ON S F E ED ST O C K COMMERCIAL FINANCE 13

Robust Pipeline is Driving Signed Agreements in Q3

Our Pricing Methodology

A Index + Premium
based on virgin pricing plus a premium

B Fixed Price
Reflect a flat price, de-linked from the price of virgin ($1-$2 per pound)

Plant 2+

C Feedstock+ Processing
Passes on cost of feedstock to de-risk operating margin ($1+ per pound)

Augusta Update

- **Existing Strategic Partners –** ~40% of Augusta output allocated for existing strategic partners and customers from Ironton Plant
- **Validated New Feedstock+ Model –** market accepting "Feedstock+" pricing model which protects margins and potentially increases operating margin
- **Q3 Sales Contracts –** Advancing multiple "Feedstock+" agreements with additional definitive deals expected to close in Q3
- **Targeting New Verticals –** Automotive, Home products, Construction, and Pharmaceutical

OPERATIONS | FEEDSTOCK | COMMERCIAL | FINANCE

PURECYCLE 14

Strong Liquidity Position of $539M



June 30, 2021 (in millions)
Cash and Cash Equivalents $37.7
Debt Securities Available for Sale $200.4
Unrestricted Cash and Investments $238.1
Restricted Cash $300.9
Plant 1 Project Fund $183.9
General Corporate Requirements $0.1
Letter of Credit $2.1
Debt Service Reserve $21.0
Capitalized Interest Reserve $43.8
Liquidity Reserve $50.0

OPERATIONS
FEEDSTOCK
COMMERCIAL
FINANCE

PURECYCLE
15

Q2 Liquidity and Changes from Prior Quarter O PER A T I ON S F E ED ST O C K COMMERCIAL FINANCE (IN MILLIONS) March 31, 2021 June 30, 2021 change Cash and Cash Equivalents $252.5 $37.7 $(214.8) Debt Securities Available for Sale - 200.4 200.4 Total Unrestricted $252.5 $238.1 $(14.4) Restricted Cash Plant 1 project fund (Ironton, OH) $188.7 $183.9 $(4.8) Letter of Credit for Ironton, OH utilities 2.1 2.1 - General corporate requirements - 0.1 0.1 Reserve Requirements per Revenue Bonds General Liquidity Reserve 50.0 50.0 - Capitalized Interest Reserve (interest payments through 12/1/2023) 55.7 43.8 (11.9) Debt Service Reserve (portion of future principal payments) 21.0 21.0 - Total Restricted $317.5 $300.9 $(16.6) Total Available $570.0 $539.0 $(31.0) Summary of Liquidity Changes • $539M Available Funds • Operating and SGA Expenses – $14.4M in General and Administrative expenses • Ironton Project Fund – $4.8M draw for construction progress payments • Capitalized Interest Payments – $11.9M first bond interest payment 16

PCT Credit Quality Has Improved 17 1.Sources:(1)PiperSandler&Co.;and(2)ICEEvals(theice.com) 2.IssueDate:October7,2020 Tax Debt At Issuance As of 8/6/2021 Yield Issue 2 Maturity CUSIP Status Type Coupon Yield Price Yield Price Change Series 2020A 2025 84355AAA0 T/E Senior 6.25% 6.50% 98.91% 3.26% 111.91% - 3.24% Series 2020A 2030 84355AAB8 T/E Senior 6.75% 6.75% 98.17% 3.82% 117.25% - 2.93% Series 2020A 2042 84355AAC6 T/E Senior 7.00% 7.25% 97.25% 4.27% 117.24% - 2.98% Series 2020B 2025 84355AAD4 T/E Subordinate 10.00% 10.00% 100.00% 5.90% 115.37% - 4.10% Series 2020B 2027 84355AAE2 T/E Subordinate 10.00% 10.00% 100.00% 6.00% 120.73% - 4.00% Series 2020C 2027 84355AAF9 Taxable Subordinate 13.00% 13.00% 100.00% 11.25% 107.71% - 1.75%

PureCycle is Delivering on Our Commitments

1. **Ironton** is **on-track** and **fully funded**
2. **Augusta** selected for five lines totaling up to **650M pounds capacity**
3. Market is accepting "**Feedstock+**" pricing model
4. **~40% of Augusta capacity** is allocated to existing customers
5. Signed **Feedstock LOI for up to 80M annually**; more to come
6. Feedstock Preprocessing identifying **smarter supply chain strategies**
7. **FDA No Objection Letter** "NOL" to be filed this quarter
8. **Executing JV strategy** across Asia Pacific
9. **Initiating the Augusta project finance strategy** this quarter
10. Management **laser focused on Plant 1 commissioning** in Ironton

PURECYCLE 18

1 1 9 9 One Goal, A Pure Planet.